Exhibit 8.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

December 14, 2020

Stable Road Acquisition Corp. 1345 Abbot Kinney Blvd. Venice, California 90291

Ladies and Gentlemen:

We are U.S. tax counsel to Stable Road Acquisition Corp., a Delaware corporation (“SRAC”), in connection with the preparation and filing of the registration statement on Form S-4 on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), by SRAC.

Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.

You have requested our opinion concerning the discussion set forth in the section entitled “Certain United States Federal Income Tax Considerations” in the Registration Statement. In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

(a)       All original documents submitted to us (including signatures thereto) are authentic, accurate and complete, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had, or will have, as applicable, the requisite corporate powers and authority to enter into such documents;

(b)       All factual representations, warranties and statements made or agreed to by the parties to the Registration Statement and other related documents are true, accurate and complete as of the date hereof and will continue to be true, accurate and complete; and

(c)       All parties to any documents reviewed by us, have acted and will act in accordance with the terms and conditions of such documents.

This opinion is based on current provisions of the United States Internal Revenue Code of 1986 (the “Code”), the United States Treasury regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the Internal Revenue Service, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. No opinion is expressed as to any transactions or any matter other than those specifically covered by this opinion.

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Stable Road Acquisition Corp. December 14, 2020 Page 2

Based upon the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Certain United States Federal Income Tax Considerations,” insofar as they address the consequences of the Business Combination to U.S. holders and Non-U.S. holders and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP